UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                August 15, 2002
               --------------------------------------------------
                Date of Report (Date of earliest event reported)

                           APPIANT TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                        0-21999                 84-1360852
          --------                        -------                 ----------
(State or other Jurisdiction       (S.E.C. File Number)         (IRS Employer
      of Incorporation)                                      Identification No.)

                                6663 Owens Drive
                              Pleasanton, CA 94588
                          ----------------------------
          (Address of principal executive offices, including zip code)

                                 (925) 251-3200
                               -------------------
              (Registrant's telephone number, including area code)

                                 Not applicable
                               ------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other events.

     Mr. Robert Landis and Mr. Fred E. Tannous have been elected to become new outside directors on the Company's Board of Directors as of August 15, 2002.
Both Mr. Landis and Mr. Tannous have been appointed to the audit and compensation committees of the Company.

     Mr. Landis serves as Chairman and Chief Financial Officer of Comprehensive Care Corporation, a publicly traded, managed behavioral healthcare company. Mr. Landis earned a Bachelor of Science degree in Accounting from the University of Southern California and a Masters of Business Administration from the California State University at Northridge.

     Mr. Tannous is Co-Chairman and Chief Executive Officer of Health Sciences Group, a publicly traded healthcare company committed to vertically integrating a collaborative network of profitable nutraceutical and pharmaceutical companies. Mr. Tannous received an MBA in Finance and Accounting from the University of Chicago Graduate School of Business, and holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Appiant Technologies, Inc.
                                            -------------------------


August 15, 2002                             By:  /s/  Douglas S. Zorn
---------------                             -------------------------
                                            Douglas S. Zorn
                                            President & CEO


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